UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2024

Box, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Jefferson Ave.

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(877) 729-4269

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director; Departure of Director

Pursuant to that certain Investment Agreement, dated April 7, 2021, by and among Box, Inc. (the “Company”) and certain investment vehicles managed or advised by KKR Credit Advisors (US) LLC, or affiliates thereof (collectively, “KKR”), KKR has the right to designate, subject to certain conditions, one director to serve on the Board of Directors (the “Board”) of the Company.

On May 15, 2024, the Board of the Company appointed Steve Murphy as a member of the Board, effective immediately. Mr. Murphy replaces John Park to serve as KKR’s designee on the Board. Mr. Murphy will serve as a Class III director whose term expires at the annual meeting of stockholders to be held in 2026.

On May 14, 2024, John Park notified the Company of his intention to resign from the Board of the Company effective on and immediately prior to Mr. Murphy’s appointment. Mr. Park’s resignation is not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices.

Upon joining the Board, the Board appointed Steve Murphy to serve as a member of the Audit Committee of the Board and Dana Evan to serve as a member of the Compensation Committee of the Board.

Other than the Investment Agreement, there are no arrangements or understandings between Mr. Murphy, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Murphy was selected as a director. Furthermore, Mr. Murphy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical Information

Mr. Murphy, age 55, has served as Chief Executive Officer and a member of the board of directors of Epicor Software Corporation, a business software solutions company since October 2017. Before joining Epicor, Mr. Murphy served as president of OpenText Corporation, an enterprise information management company, from January 2016 to May 2017, where he was responsible for all customer-facing activities. Prior to OpenText, Mr. Murphy was senior vice president of sales and services at Oracle Corporation where he held direct quota and revenue responsibility for Oracle’s North America Services Business, and prior to that, he was a group vice president of sales at Oracle. Mr. Murphy also held sales and operations leadership positions at Sun Microsystems and Manugistics, as well as roles leading global logistics and supply chain strategy and major enterprise resource planning implementations with Accenture and Procter & Gamble.

Mr. Murphy holds an M.B.A. from Harvard Business School and a Bachelor of Science in Mechanical Engineering from the University of California, Davis.

Compensation and Indemnification

KKR and the Company agreed that Mr. Murphy will receive standard cash and equity compensation from the Company for his service as a non-employee director on the Board and committees thereof, pursuant to the Company’s outside director compensation policy.

Mr. Murphy will execute the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 7, 2014, which provides for indemnification of the indemnitee to the fullest extent allowed by Delaware law.

ITEM 8.01	Other Events.

Press Release

On May 16, 2024, the Company issued a press release announcing Mr. Murphy’s appointment to the Board. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated May 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2024	BOX, INC.

	By:	/s/ David Leeb
David Leeb
Chief Legal Officer and Corporate Secretary